Exhibit 99.1
CONTACT:
Katherine Piscopo Stein
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com
DEALERTRACK HOLDINGS REPORTS FOURTH QUARTER AND
2008 FINANCIAL RESULTS
Provides Guidance for 2009
Lake Success, NY, February 19, 2009 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2008.
GAAP Results for the Fourth Quarter 2008
•	Revenue for the quarter was $54.7 million, as compared to $60.7 million for the fourth quarter of 2007.

•	GAAP net loss for the quarter was $(1.1) million, as compared to GAAP net income of $4.1 million for the fourth quarter of 2007.

•	GAAP diluted net loss per share for the quarter was $(0.03), as compared to GAAP diluted net income of $0.10 per share for the fourth quarter of 2007.
Non-GAAP Results for the Fourth Quarter 2008
•	Adjusted EBITDA for the quarter was $7.7 million, which excludes a $0.3 million impairment charge related to certain auction rate securities, as compared to $15.0 million for the fourth quarter of 2007.

•	Cash net income for the quarter was $6.2 million, as compared to $10.9 million for the fourth quarter of 2007.

•	Diluted cash net income per share for the quarter was $0.16, as compared to $0.25 per share for the fourth quarter of 2007.
GAAP Results for the Year Ended December 31, 2008
•	Revenue for the year was $242.7 million, as compared to $233.8 million for 2007.

•	GAAP net income for the year was $1.7 million, as compared to $19.8 million for 2007.

•	GAAP diluted net income per share for the year was $0.04, as compared to $0.48 per share for 2007.
Non-GAAP Results for the Year Ended December 31, 2008
•	Adjusted EBITDA for the year was $47.3 million, which excludes $6.0 million in impairment charges related to certain auction rate securities as, compared to $66.0 million for 2007.

•	Cash net income for the year was $34.3 million, as compared to $44.2 million for 2007.

•	Diluted cash net income per share for the year was $0.82, as compared to $1.07 per share for 2007.
Adjusted EBITDA is a non-GAAP financial measure that represents GAAP earnings (loss) excluding interest, taxes, depreciation and amortization expenses and, in 2008, excludes an impairment charge related to certain auction rate securities. Cash net income is a non-GAAP financial measure that represents GAAP net income (loss) before non-cash stock-based compensation expense (net of taxes), the amortization of acquired identifiable intangibles (net of taxes) and, in 2008, an impairment charge related to certain auction rate securities. See “Non-GAAP Financial Measures” below for a further discussion of adjusted EBITDA and cash net income, and refer to Attachment 5 of this press release for reconciliations of GAAP financial measures to non-GAAP financial measures.
Guidance for 2009 annual performance
DealerTrack also provided the following guidance ranges for its expected 2009 financial performance:
Expected GAAP Results
•	Revenue for the year is expected to be between $242 million and $250 million.

•	GAAP net loss for the year is expected to be between $(11.1) million and $(9.6) million. Included in the expected GAAP net loss for the year are an estimated $4.2 million of amortization of intangible assets and approximately $0.3 million in professional service fees related to the acquisition of certain assets, including the AAX suite of inventory management solutions and services, from JM Dealer Services, Inc. on January 23, 2009 (the “Acquisition”) and approximately $4.7 million in restructuring charges related to the realignment of our work force and the relocation of our digital services business (the “Restructuring”). Which, in each case, are net of taxes.

•	GAAP net loss per share for the year is expected to be between $(0.28) and $(0.24).
Expected Non-GAAP Results
•	Adjusted EBITDA for the year is expected to be between $31.0 million and $33.0 million. Adjusted EBITDA for 2009 excludes approximately $7.3 million related to the Restructuring and approximately $0.4 million in professional service fees relating to the Acquisition. Due to a change in accounting rules, acquisition related costs can no longer be capitalized. Going forward, adjusted EBITDA will be provided.

•	Cash net income for the year is expected to be between $16.7 million and $18.2 million.

•	Diluted cash net income per share for the year is expected to be between $0.40 and $0.44.

Cash net income guidance for the year is based on an assumed 41.5 million diluted weighted average shares outstanding. GAAP net loss guidance for the year is based on 39.5 million basic weighted average shares outstanding.
The guidance assumes an approximately 10% to 15% decline in lender to dealer relationships in 2009. It also assumes U.S. new car sales for 2009 of approximately 10.5-11.5 million units, compared to an approximately 10.5 million run rate in the fourth quarter of 2008. Additionally, it assumes used car sales from U.S. franchised dealers of approximately 12.0-13.0 million units for 2009, compared to 2008 total sales of approximately 13.2 million units.
Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “The second half of 2008 was obviously very challenging, and we do not expect the first half of 2009 to improve as it relates to credit availability or car sales. Given this outlook, we took aggressive action early in the new year to realign our workforce and business to focus on growth opportunities that we believe will make DealerTrack a stronger, more nimble company. We continue to invest in the solutions that have healthy end-markets today, specifically our DMS and Inventory Management solutions, and expect that these and other subscription products will deliver significant revenue growth in 2009. We maintain a strong balance sheet and believe we will continue to generate strong cash flows from operations throughout 2009. Ultimately, we expect to enter 2010 with an even stronger leadership position in automotive retail software and technology.”
Other Activity
The judge in DealerTrack’s pending patent litigation recently moved the trial commencement date from February 24, 2009 to April 21, 2009 due to a conflict in the court’s schedule.
On March 18, 2008, DealerTrack’s board of directors authorized a stock repurchase program. In the quarter ended December 31, 2008, DealerTrack repurchased 0.4 million shares for approximately $5.1 million. In the full year 2008, DealerTrack repurchased 3.0 million shares for approximately $49.8 million.
DealerTrack will host a conference call to discuss its 2008 results, 2009 guidance and other matters on February 19, 2009 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=49570. In addition, a live audio of the call will be accessible to the public by calling 800-967-7149 (domestic) or 719-325-2232 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until March 5, 2009.

Non-GAAP Financial Measures
In this release, the Company’s adjusted EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP earnings (loss) excluding interest, taxes, depreciation and amortization expenses and, in 2008, excludes an impairment charge related to certain auction rate securities, and, in 2009, will also exclude restructuring charges and acquisition related professional service fees. Cash net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding non-cash stock-based compensation expense (net of taxes), the amortization of acquired intangibles (net of taxes) and an impairment charge related to certain auction rate securities. Adjusted EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the adjusted EBITDA and cash net income information is useful to investors for these reasons. Adjusted EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and cash net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and cash net income to GAAP net income (loss), in Attachment 5 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive industry. Our solutions enable dealers to receive submit credit applications, compare financing and leasing options, sell insurance, purchase vehicle accessories, analyze inventory, document compliance, and execute financing contracts electronically. In addition, the DealerTrack Arkona dealer management system (DMS) is used by dealerships nationwide. Over 19,000 dealers, 730 financing sources and many other service and information providers are active in the DealerTrack network. For more information visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2009 performance, assumptions relating to the number of active lender to dealer relationships in 2009, assumptions relating to 2009 new and used car sales, the development, expansion and benefits of DealerTrack’s network, solutions and services, DealerTrack’s growth and cash flow expectations, credit availability in 2009, the amount of the restructuring charge and acquisition related professional service fees in 2009 and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings; the timing, cost and extent of litigation, the impact of recent economic trends, including the inaccessibility of funds associated with DealerTrack’s auction rate securities, the potential for impairment charges on certain assets, and difficulties and increased costs associated with raising additional capital, and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its 2007 Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1) Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2008	2007
Net revenue	$54,692	$60,742

Cost of revenue	29,300	26,495
Product development	2,557	2,386
Selling, general and administrative	25,869	27,716

Total operating costs and expenses	57,726	56,597
(Loss) income from operations	(3,034)	4,145
Interest income, net	836	1,742
Impairment of auction rate securities	(292)	—
Other income, net	63	2

(Loss) income before provision for income taxes	(2,427)	5,889
Benefit (provision) for income taxes	1,362	(1,758)

Net (loss) income	$(1,065)	$4,131

Basic net (loss) income per share	$(0.03)	$0.10
Diluted net (loss) income per share	$(0.03)	$0.10
Weighted average shares outstanding	38,963,048	40,956,826
Weighted average shares outstanding assuming dilution	38,963,048	42,845,842
EBITDA (Non-GAAP) (a)	$7,426	$14,982
EBITDA margin (Non-GAAP) (b)	14%	25%
Adjusted EBITDA (Non-GAAP) (a)	7,718	$14,982
Adjusted EBITDA margin (Non-GAAP) (b)	14%	25%
Cash net income (Non-GAAP) (a)	$6,245	$10,852
Diluted cash net income per share (Non-GAAP) (c)	$0.16	$0.25

(a)	See Reconciliation Data in Attachment 5.

(b)	Represents EBITDA and adjusted EBITDA as a percentage of net revenue.

(c)	For 2008 is based on 39,989,356 diluted weighted average shares outstanding.

Attachment (2) Actual Results: Twelve-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,
	2008	2007
Net revenue(1)	$242,706	$233,845

Cost of revenue	113,731	99,631
Product development	11,658	9,808
Selling, general and administrative	110,265	96,875

Total operating costs and expenses	235,654	206,314
Income from operations	7,052	27,531
Interest income, net	4,396	5,251
Other income, net	205	4
Impairment of auction rate securities	(5,956)	—

Income before provision for income taxes	5,697	32,786
Provision for income taxes	(3,961)	(13,034)

Net income	$1,736	$19,752

Basic net income per share	$0.04	$0.50
Diluted net income per share	$0.04	$0.48
Weighted average shares outstanding	40,461,896	39,351,138
Weighted average shares outstanding assuming dilution	41,673,007	41,198,773
(1) Related party revenue	$2,419	$2,425
EBITDA (Non-GAAP) (a)	$41,377	$66,014
EBITDA margin (Non-GAAP) (b)	17%	28%
Adjusted EBITDA (Non-GAAP) (a)	$47,333	$66,014
Adjusted EBITDA margin (Non-GAAP) (b)	20%	28%
Cash net income (Non-GAAP) (a)	$34,336	$44,170
Diluted cash net income per share (Non-GAAP)	$0.82	$1.07

(a)	See Reconciliation Data in Attachment 5.

(b)	Represents EBITDA and adjusted EBITDA as a percentage of net revenue.

Attachment (3) Condensed Consolidated Balance Sheet
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007

ASSETS
Cash, cash equivalents and short-term investments	$198,806	$220,144
Accounts receivable, net	18,462	26,957
Prepaid expenses and other current assets	11,961	11,132

Total current assets	229,229	258,233
Property and equipment, net	13,448	12,792
Software and web site development costs, net	12,705	10,771
Intangible assets, net	44,405	69,528
Goodwill	114,886	117,702
Deferred taxes and other long-term assets	22,542	13,900

Total assets	$437,215	$482,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$23,723	$28,676
Deferred revenue	5,609	4,016
Due to acquirees and other current liabilities	2,100	2,731

Total current liabilities	31,432	35,423
Long-term liabilities	9,563	9,141

Total liabilities	40,995	44,564
Total stockholders’ equity	396,220	438,362

Total liabilities and stockholders’ equity	$437,215	$482,926

Attachment (4) Summary Cash Flow Information
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2008	2007
Net cash provided by operating activities	$61,494	$56,926
Net cash provided by (used in) investing activities (a)	$94,874	$(168,725)
Net cash (used in) provided by financing activities	$(47,816)	$114,216

(a)	For the twelve months ended December 31, 2008, net cash provided by investing activities includes $ 115.8 million in net sales of investments and auction rate securities that are invested in tax-exempt and tax-advantaged securities. For the twelve months ended December 31, 2007, net cash used in investing activities includes $45.5 million in net purchases of auction rate securities that were invested in tax-exempt and tax-advantaged securities.

Attachment (5) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2008	2007

GAAP net (loss) income	$(1,065)	$4,131
Interest income	(907)	(1,866)
Interest expense	71	124
(Benefit) provision for income taxes	(1,362)	1,758
Depreciation and amortization	3,510	2,871
Amortization of acquired identifiable intangibles (1)	7,179	7,964

EBITDA (Non-GAAP)	7,426	14,982
Impairment of auction rate securities	292	—

Adjusted EBITDA (Non-GAAP)	$7,718	$14,982

(1)	Includes a $1.9 million impairment charge relating to the digital services business.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2008	2007

GAAP net (loss) income	$(1,065)	$4,131
Non-cash stock-based compensation charges, net of taxes	2,324	1,871
Amortization of acquired identifiable intangibles, net of taxes (1)	4,694	4,850
Impairment of auction rate securities	292	—

Cash net income (Non-GAAP)	$6,245	$10,852

(1)	Includes a $1.2 million impairment charge relating to the digital services business, net of taxes.

Attachment (5) Reconciliation Data — (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2008	2007

GAAP net income	$1,736	$19,752
Interest income	(4,720)	(5,606)
Interest expense	324	355
Provision for income taxes	3,961	13,034
Depreciation and amortization	13,295	10,262
Amortization of acquired identifiable intangibles (1)	26,781	28,217

EBITDA (Non-GAAP)	41,377	66,014
Impairment of auction rate securities	5,956	—

Adjusted EBITDA (Non-GAAP)	$47,333	$66,014

(1)	Includes a $1.9 million impairment charge relating to the digital services business.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2008	2007

GAAP net income	$1,736	$19,752
Non-cash stock-based compensation charges, net of taxes	9,122	6,992
Amortization of acquired identifiable intangibles, net of taxes (1)	17,522	17,426
Impairment of auction rate securities	5,956	—

Cash net income (Non-GAAP)	$34,336	$44,170

(1)	Includes a $1.2 million impairment charge relating to the digital services business, net of taxes.

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Loss
to Forward-looking Non-GAAP adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2009
	Expected Range
GAAP net loss	$(11.1)	$(9.6)
Interest income	(2.1)	(2.1)
Interest expense	0.2	0.2
Benefit from income taxes	(5.2)	(4.7)
Depreciation and amortization	16.1	16.1
Amortization of acquired identifiable intangibles	25.4	25.4

EBITDA (Non-GAAP)	23.3	25.3
Restructuring	7.3	7.3
Acquisition related professional fees	0.4	0.4

Adjusted EBITDA (Non-GAAP)	$31.0	$33.0

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2009
	Expected Range
GAAP net loss	$(11.1)	$(9.6)
Non-cash stock-based compensation charges, net of taxes (1)	11.5	11.5
Amortization of acquired identifiable intangibles, net of taxes	16.3	16.3
Impairment of auction rate securities	—	—

Cash net income (Non-GAAP)	$16.7	$18.2

(1)	Includes $2.6 million in charges related to Restructuring, net of taxes.

Attachment (6) Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Active U.S. dealers (a)	19,652	21,001	21,735	22,457	22,043
Active U.S. financing sources (b)	733	706	659	578	536
Transactions processed (c) (in thousands)	14,296	19,219	22,251	23,889	20,836
Product subscriptions(d)	34,243	33,123	31,499	30,098	28,966
Active U.S. lender to dealer relationships(e)	156,437	179,102	195,886	220,264	226,314

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	Represents revenue-generating subscriptions in the DealerTrack and DealerTrack Canada networks at the end of a given period.

(e)	Each lender to dealer relationships represents a pair between an active U.S. financing source and an active U.S. dealer.

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Transaction revenue (in thousands)	$24,924	$33,007	$36,321	$38,167	$35,330
Subscription revenue (in thousands)	$25,630	$23,797	$22,877	$22,386	$21,470
Other revenue (in thousands)	$4,138	$3,721	$3,983	$3,755	$3,942
Average transaction price	$1.74	$1.72	$1.63	$1.60	$1.70
Average subscription price	$249	$244	$246	$251	$253
Average monthly subscription revenue per subscribing dealership (a)	$595	$557	$547	$547	$543

(a)	Represents net subscription revenue divided by subscribing dealers in DealerTrack and DealerTrack Canada networks.